Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form S-1 (Nos. 333-223032, 333-234438, 333-266070 and 333-269475), Form S-3 (Nos. 333-230492 and 333-249267) and Form S-8 (Nos. 333-194977 and 333-248846) of SINTX Technologies, Inc. (the Company) of our report dated March 29, 2023, relating to our audit of the financial statements, which appears in this Annual Report on Form 10-K of SINTX Technologies, Inc. for the year ended December 31, 2022.

/s/ Tanner LLC

Lehi, UT
March 29, 2023